Exhibit 10.2
PUBLIC STORAGE OP, L.P.
AO LTIP UNIT AGREEMENT (TRUSTEES)
THIS APPRECIATION-ONLY LTIP UNIT AGREEMENT (this “Agreement”) dated as of the Effective Date set forth in the Award Certificate attached hereto (the “Award Certificate”) is made by and between Public Storage OP, L.P. (the “Partnership”) and Public Storage (together with its Subsidiaries and any successors thereto, the “Company”) and the Participant set forth in the Award Certificate. The Award Certificate is included with and made part of this Agreement. In this Agreement and each Award Certificate, unless the context otherwise requires, words and expressions shall have the meanings given to them in the Plan (as defined below), except as herein defined.
1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Accounting Firm” shall have the meaning set forth in Section 5(k).
(b)“AO LTIP Units” shall have the meaning set forth in the Partnership Agreement.
(c)“Award” means the award(s) as set forth in the Award Certificate.
(d)“Board” means the Board of Trustees of the Company.
(e)“Common Partnership Units” shall have the meaning set forth in the Partnership Agreement.
(f)“Common Shares” means the common shares, par value $0.10 per share, of the Company (and any stock or other securities into which such Common Shares may be converted or into which it may be exchanged).
(g)“Effective Date” means the Effective Date set forth in the Award Certificate.
(h)“Excise Tax” shall have the meaning set forth in Section 5(k).
(i)“Expiration Date” means 5:00 p.m. Pacific time on the day before the 10th anniversary of the Effective Date, subject to earlier termination in accordance with this Agreement or the terms of the Plan as determined by the Committee.
(j)“Initial Sharing Percentage” shall have the meaning set forth in Section 3(b).
(k)“LTIP Unit” shall have the meaning set forth in the Partnership Agreement and shall include a Vested LTIP Unit, as the context may require.
(l)“Participant” means the person whose name is set forth in the Award Certificate.

(m)“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Public Storage OP, L.P., as further amended or supplemented from time to time.
(n)“Plan” means the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan, as amended from time to time.
(o)“Unvested AO LTIP Units” shall have the meaning set forth in the Partnership Agreement.
(p)“Vested AO LTIP Units” shall have the meaning set forth in the Partnership Agreement.
(q)“Vested LTIP Units” shall have the meaning set forth in the Partnership Agreement.
2.Award of AO LTIP Units.
(a)Grant of Award Ranges. The Partnership hereby grants to the Participant a number of AO LTIP Units under the Award equal to the number of AO LTIP Units set forth in the Award Certificate, which AO LTIP Units shall be subject to the satisfaction of the service vesting conditions set forth in the Award Certificate and herein. Vested AO LTIP Units are intended to provide the Participant with the opportunity to share in the appreciation of the value of a Common Share in excess of the AO LTIP Unit Participation Threshold set forth in the Award Certificate based on the AO LTIP Unit Conversion Factor and other terms set forth in the Partnership Agreement.
(b)Admission to Partnership.
(i)The Participant shall be admitted as a limited partner of the Partnership in respect of the AO LTIP Units as of the Effective Date by signing and delivering to the Partnership a copy of this Agreement, and by doing so agrees to be bound by the terms and provisions of the Partnership Agreement, including the power of attorney set forth in Section 15.11 of the Partnership Agreement.
(ii)Upon execution of this Agreement by the Participant, the Partnership and the Company shall update the Partnership Agreement registry to reflect the issuance to the Participant of the AO LTIP Units and the admission of the Participant as an AO LTIP Unitholder (as defined in the Partnership Agreement) and the Partnership shall deliver to the Participant a certificate, letter or electronic documentation certifying the number of AO LTIP Units then issued to the Participant. Thereupon, the Participant shall have all the rights of an AO LTIP Unitholder of the Partnership with respect to the number of AO LTIP Units set forth in this Agreement in accordance with the Partnership Agreement.
(c)Representations and Warranties. The Participant hereby makes the covenants, representations, and warranties set forth on Exhibit A attached hereto as of the

Effective Date, and the Participant shall immediately notify the Company and the Partnership upon discovering that any of the representations or warranties set forth on Exhibit A was false when made or have, as a result of changes in circumstances, become false.
(d)Section 83(b) Election. Within 10 days after the Effective Date, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) in the form of Exhibit B hereto. The Participant shall timely (within 30 days of the Effective Date) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings. The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding, and sale of AO LTIP Units.
(e)Vesting. Except as provided in Section 4, no AO LTIP Unit shall vest after the Participant’s Service has terminated for any reason. Subject to Section 4 and subject to the Participant’s continued Service with the Company from the Effective Date through the Vesting Date, 100% of the number of AO LTIP Units set forth in the Award Certificate shall vest on the first anniversary of the Effective Date (the “Vesting Date” and such vested AO LTIP Units, “Vested AO LTIP Units”); provided that, if the date of the next annual meeting of shareholders of the Company following the Effective Date precedes the first anniversary of the Effective Date and the Participant is not nominated for re-election as a trustee at such annual meeting, then the Vesting Date shall be the date of such annual meeting. Any resulting fractional unit shall be rounded to the nearest whole unit and shall be rounded up or down as necessary as of the last Vesting Date; provided, in all cases, the Participant cannot vest in more than the number of AO LTIP Units set forth on the Award Certificate.
(f)Conversion and Term. Subject to earlier forfeiture, termination, acceleration, or cancellation of the AO LTIP Units as provided in the Partnership Agreement, Plan, or this Agreement, until the Expiration Date, Vested AO LTIP Units shall be convertible at the Participant’s election into a number of Vested LTIP Units, as determined in accordance with the Partnership Agreement, which in turn may convert into Common Partnership Units (as defined in the Partnership Agreement) and Common Shares as provided in the Partnership Agreement. Vested AO LTIP Units may be converted by the Participant by providing written notice to the Partnership or the Company at least one business day prior to the desired conversion date. Unless otherwise provided in an agreement between the Company and the Participant, upon the Expiration Date any AO LTIP Units that have not been converted into Vested LTIP Units shall terminate, be cancelled for no consideration, and be without further force or effect.
3.Distributions. AO LTIP Units are not entitled to distributions under the terms and provisions of the Partnership Agreement.

4.Special Vesting Provisions.
(a)General. Subject to Section 4(b), Section 4(c), Section 4(d), Section 4(e), Section 4(f), and Section 4(g), upon the termination of the Participant’s Service other than by reason of death, Disability, or Retirement, Involuntary Termination, or Termination for Cause, the Participant shall have the right at any time within 90 days after such termination but before the Expiration Date, to convert, in whole or in part, any Vested AO LTIP Unit held by such Participant into Vested LTIP Units in accordance with the terms of this Agreement and the Partnership Agreement. Any Vested AO LTIP Unit not converted during such post-termination conversion window shall be forfeited as of the end of such post-termination conversion window. Any Unvested AO LTIP Units held by the Participant shall be forfeited as of such termination of Service.
(b)Death. Notwithstanding Section 4(a), if the Participant dies while in Service, then any Unvested AO LTIP Units held by the Participant shall immediately become Vested AO LTIP Units as of such Participant’s death. The executors or administrators or legatees or distributees of the Participant’s estate shall have the right, at any time within one year after the date of the Participant’s death (but before the Expiration Date) to convert Vested AO LTIP Units (after taking into account the vesting acceleration pursuant to this Agreement) into Vested LTIP Units pursuant to the terms of this Agreement and the Partnership Agreement. Any Vested AO LTIP Unit not converted during such post-termination conversion window shall immediately be forfeited as of the end of such post-termination conversion window.
(c)Disability. Notwithstanding Section 4(a), if the Participant’s Service terminates by reason of the Participant’s Disability, then any Unvested AO LTIP Units shall immediately become Vested AO LTIP Units as of such Participant’s termination. The Participant shall have the right, at any time within one year after the date of such termination (but before the Expiration Date), to convert Vested AO LTIP Units (after taking into account the vesting acceleration pursuant to this Agreement) into Vested LTIP Units pursuant to the terms of this Agreement and the Partnership Agreement. Any Vested AO LTIP Unit not converted during such post-termination conversion window shall immediately be forfeited as of the end of such post-termination conversion window. For purposes of this Agreement, the Committee, in its sole discretion, may require that determination of the existence of a Disability be made by the Company’s insurance carrier or by an independent physician retained by the Company.
(d)Retirement. Notwithstanding Section 4(a), if the Participant’s Service terminates by reason of the Participant’s retirement from the Board pursuant to any mandatory retirement policy or at a time when the Participant (i) is at least age 55, (ii) has provided Services (as defined under the Plan) for a minimum of 10 years to the Company, PS Business Parks, Inc. (prior to July 20, 2022), and their Affiliates, and (iii) the sum of the Participant’s age and years of Service is at least 80 (“Retirement”), then upon such Retirement, all Unvested AO LTIP Units, if any, that have not previously vested shall immediately become Vested AO LTIP Units. The Participant shall have the right, at any time within one year after the date of such termination (but before the Expiration Date) to convert Vested AO LTIP Units (after taking into account the vesting acceleration pursuant to this Agreement) into Vested LTIP Units pursuant to the terms of this Agreement and the Partnership Agreement.
(e)Involuntary Termination. Notwithstanding Section 4(a), if the Participant’s Service is terminated by reason of the Participant’s Involuntary Termination, then any Unvested AO LTIP Units shall become Vested AO LTIP Units on the termination date. The Participant shall have the right, at any time within one year after the date of termination (but before the Expiration Date), to convert Vested AO LTIP Units (after taking into account the vesting acceleration pursuant to this Agreement) into Vested LTIP Units pursuant to the terms of this Agreement and the Partnership Agreement. Any Vested AO LTIP Unit not converted during such post-termination conversion window shall immediately be forfeited as of the end of such post-termination conversion window. For purposes of this Agreement, “Involuntary Termination” means the Participant’s termination of Service (i) due to the Board not nominating the Participant for re-election to the Board at any shareholders’ meeting at which trustees are elected, notwithstanding Participant’s willingness to serve, or (ii) due to the Participant’s resignation from the Board following the failure to receive the required majority vote for re-election at any such shareholders’ meeting in accordance with the Company’s policies. .
(f)Termination for Cause. Notwithstanding Section 4(a), if the Participant’s Service is terminated by the Company for Cause, then the Participant shall have the right at any time within 30 days after such termination (but before the Expiration Date), to convert, in whole or in part, any Vested Class OP LTIP held by such Participant at the date of such termination, to the extent such Vested Class OP LTIP was convertible as of such termination. Any portion of the Vested Class OP LTIP not exercised during such post-termination conversion window shall immediately terminate as of the end of such post-termination conversion window. Any Unvested AO LTIP Units held by the Participant shall be forfeited as of such termination of Service.
(g)Corporate Transactions. In the event of a Change of Control (as defined in the Plan), the Committee shall apply the acceleration, payment, and other principles set forth in Section 15.3 and Section 15.4 of the Plan with respect to Awards that are Options (each as defined in the Plan), as applicable and appropriate, in its sole judgment.
5.Miscellaneous.
(a)Administration. The Committee shall administer the Award. If the Committee determines at any time that an Unvested AO LTIP Unit cannot become a Vested AO LTIP Unit, the Committee shall have the authority to cause such Unvested AO LTIP Unit to be forfeited for no consideration and without liability to the Participant under the Award.
(b)Agreement Subject to Plan and Partnership Agreement; Amendment. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Partnership Agreement. The AO LTIP Units granted hereunder are subject to the Plan and the Partnership Agreement. The terms and provisions of the Plan and the Partnership Agreement, as the same may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Partnership Agreement, the applicable terms and provisions of the Plan or the Partnership Agreement as applicable, will govern and prevail. The terms of the Agreement and the Award Certificate may be amended from time to time by the Committee in its sole discretion in any manner that it deems appropriate; provided, that any such amendment that would materially and adversely affect any right of the Participant shall not to that extent be effective without the consent of the Participant.
(c)No Transferability; No Assignment. Except as set forth in the Partnership Agreement, the Participant shall not, without the consent of the Partnership (which the Partnership may give or withhold in its sole discretion), sell, pledge, assign, hypothecate, transfer, or otherwise dispose of (collectively, “Transfer”) any AO LTIP Units.
(d)No Right to Continued Employment. Neither the Plan nor this Agreement nor the Participant’s receipt of the Award hereunder shall impose any obligation on the Company or any Affiliate to continue the Service of the Participant. Further, the Company or any Affiliate (as applicable) may at any time terminate the Service of such Participant, free from any liability or claim under the Plan or this Agreement, except as otherwise expressly provided herein or in any written employment agreement between the Participant and the Company (or any Affiliate).
(e)Limitation on Rights. The Participant shall be the record owner of the AO LTIP Units, and as record owner shall be entitled to all rights of a holder of AO LTIP Units under the Partnership Agreement.
(f)Legend. To the extent applicable, all book entries (or certificates, if any) representing the AO LTIP Units delivered to the Participant as contemplated by Section 2 above shall be subject to applicable law. Any such book entry notations (or legends on certificates, if any) shall include a description to the effect of the restrictions set forth in Section 5(c) hereof.
(g)Securities Laws; Cooperation. The Participant will make or enter into such written representations, warranties, and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. Participant further agrees to cooperate with the Company and the Partnership in taking any action reasonably necessary or advisable to consummate the transactions contemplated by this Agreement.
(h)Tax Withholding.
(i)Regardless of any action that the Company, the Partnership, the General Partner, the Partnership, or any of their Affiliates (collectively, the “Company Parties”) takes or fails to take with respect to any or all federal, state, or local income tax, employment tax, non-U.S. tax, or other tax-related items (“Tax Related Items”), the Participant acknowledges that the ultimate liability for all Tax Related Items associated with the Vested AO LTIP Units (and any distributions in respect thereof) is and remains the Participant’s responsibility and that each of the Company Parties: (A) makes no representations or undertakings regarding the treatment of any Tax Related Items in connection with any aspect of the Vested AO LTIP Units, including, but not limited to, the grant, vesting, or conversion, any exchange pursuant to Section 8.6 of the Partnership Agreement, the subsequent sale of Common Shares and the receipt of any distributions in respect thereof; and (B) does not commit to structure the terms of the Award or any aspect of the Vested AO LTIP Units to reduce or eliminate the Participant’s liability for Tax Related Items. Further, if Participant has relocated to a different jurisdiction between the date of grant and the date of any taxable event, the Participant acknowledges that the Partnership and/or Company may be required to withhold or account for Tax Related Items in more than one jurisdiction.
(ii)If applicable, prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Partnership and/or the Company, in its sole discretion, to satisfy all withholding and payment on account obligations for Tax Related Items of the Company and the Partnership. In this regard, the Participant authorizes the Company and the Partnership, each in its sole discretion, to satisfy the obligations with regard to all Tax Related Items legally payable by the Participant with respect to the AO LTIP Units by withholding cash or securities otherwise payable or issuable to the Participant, provided that the Company and/or the Partnership withholds only the amount necessary to satisfy the minimum statutory withholding amount using, in the case of securities, the Fair Market Value of the securities. Notwithstanding the foregoing, for so long as Accounting Standards Update 2016-09 or a similar rule remains in effect, the Board or the Committee shall have full discretion to choose, or to allow a Participant to elect, to withhold amounts having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum required statutory withholding amount(s) in such Participant’s relevant tax jurisdictions). Participant shall pay to the Company and/or the Partnership any amount of Tax Related Items that the Company and/or the Partnership may be required to withhold that are not satisfied by the previously described method. The Company may refuse to deliver cash or securities to the Participant if the Participant fails to comply with Participant’s obligations in connection with the Tax Related Items as described in this Section.
(i)Compensation Recovery Policy. The property received under this Agreement shall be subject to being recovered under the Company’s Incentive Compensation Recoupment Policy, and any similar policy that the Company may adopt from time to time. For avoidance of doubt, compensation recovery rights to Vested AO LTIP Units under this Agreement shall extend to Vested LTIP Units that were received upon conversion of Vested AO LTIP Units, Common Partnership Units received upon the conversion of such LTIP Units, and any cash or Common Shares received upon redemption of such Common Partnership Units.

(j)Section 409A Compliance. The Award and the AO LTIP Units under this Agreement are intended either to be exempt from, or to comply with, the requirements of Section 409A of the Code, so as to prevent the inclusion in gross income of any benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participants. The Agreement shall be administered and interpreted to the extent possible in a manner consistent with that intent. Notwithstanding anything to the contrary in this Agreement, if the Participant is a “specified employee” within the meaning of Section 409A, no payments in respect of any Award or AO LTIP Unit that is “deferred compensation” subject to Section 409A and that would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A) shall be made to the Participant prior to the date that is six months after the date of the Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A that is also a business day. The Participant is solely responsible and liable for the satisfaction of all taxes and penalties under Section 409A that may be imposed on or in respect of the Participant in connection with this Agreement, and the Company and the Partnership shall not be liable to the Participant or any other person for any payment made under this plan that is determined to result in an additional tax, penalty, or interest under Section 409A, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under Section 409A.
(k)Section 280G of the Code. If the accelerated vesting of the AO LTIP Units or the amounts payable under this Agreement, together with all other payments and the value of any benefit received or to be received by the Participant, would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), then the Participant’s payment shall be either (i) the full payment or (ii) such lesser amount that would result in no portion of the payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the Participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. Any such reduction shall be made by the Company and/or the Partnership in compliance with all applicable legal authority, including Section 409A. All determinations required to be made under this Section shall be made by the nationally recognized accounting firm that is the Company’s outside auditor immediately prior to the event triggering the payments that are subject to the Excise Tax, which firm must be reasonably acceptable to the Participant (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company, the Partnership, and the Participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

(l)Governing Law. This Agreement shall be governed by the laws of the State of Maryland, except that if Participant’s principal place of employment is in California, then this Agreement will be governed by the laws of the State of California, in either case without giving effect to any choice or conflict of law provision or rule.
(m)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
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PUBLIC STORAGE OP, L.P.
AO LTIP UNIT AGREEMENT AWARD CERTIFICATE
1.Public Storage OP, L.P. (the “Partnership”), Public Storage, a Maryland real estate investment trust (together with its Subsidiaries and their successors, the “Company”), and the Participant who is signatory hereto, hereby agree to the terms of this Award Certificate and the Public Storage OP, L.P. AO LTIP Unit Agreement (the “Agreement”) to which it is attached. All capitalized terms used in this Award Certificate and not defined herein shall have the meanings assigned to them in the Public Storage 2021 Equity and Performance-Based Incentive Compensation Plan (as amended from time to time, the “Plan”) or the Agreement.
2.Subject to the terms of this Award Certificate, the Agreement, and the Plan, the Partnership hereby grants to the Participant as of the Effective Date, the Award on the terms set forth below:

Participant:	[ ]
Effective Date:	[ ]
Number of AO LTIP Units:	[ ]
AO LTIP Unit Participation Threshold per AO LTIP Unit covered by this Award:	[ ]

3.The Award and any AO LTIP Units which may vest under the Award are subject to the terms and conditions set forth in this Award Certificate, the Plan, the Agreement and the Partnership’s partnership agreement (the “Partnership Agreement”). All terms and provisions of the Plan, the Agreement, and the Partnership Agreement, as the same may be amended from time to time, are incorporated and made part of this Award Certificate. If any provision of this Award Certificate is in conflict with the terms of the Plan, the Agreement, or the Partnership Agreement, then the terms of the Plan, the Agreement, or the Partnership Agreement, as applicable, shall govern. The Participant hereby expressly acknowledges receipt of a copy of the Plan, the Agreement, and the Partnership Agreement.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

PUBLIC STORAGE	PARTICIPANT
By:
Name:	Name:
Title:

PUBLIC STORAGE OP, L.P. By: PSOP GP, LLC, its general partner
By:
Name:
Title:

[Signature page to AO LTIP Unit Agreement and Award Certificate]